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                                  Exhibit 1.1
            Agreement Between Aurora Financial Services, L.L.C. and
                   BioLynx.Com, Inc. Dated October 15, 1999
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                                                                     Exhibit 1.1

                       AURORA FINANCIAL SERVICES, L.L.C.
                             INVESTMENT SECURITIES
                            1800 Bering, Suite 400
                               Houston, TX 77057


                               October 15, 1999

BioLynx.Com, Inc.
5617 Grissom Road
San Antonio, Texas 78238

     Re: Equity Placement by Aurora Financial Services, L.L.C. for BioLynx.com, Inc.

Gentlemen:

Aurora Financial Services, L.L.C., (hereinafter referred to as "Aurora") hereby agrees to attempt to raise certain amounts (hereinafter referred to as "the Required Capital") for BioLynx.com, Inc. (herein referred to as "BioLynx" and as the "Issuer"). BioLynx hereby agrees to be bound by this agreement. The required capital to be raised is as follows:

Aurora agrees to attempt to raise a minimum of $250,000 up to a maximum of $4,000,000 for the Issuer which will pertain to providing biometric automation for the control of employees time and attendance for employers.

     The efforts of Aurora to raise the required capital are based upon the following terms and conditions.

     1.   Engagement.    For a period of 180 days from the effective date of the
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          Registration Statement under the Securities Act of 1933 (hereinafter referred to as the ("Prospectus"), related to sale of equity securities of the Issuer, BioLynx shall grant to Aurora the exclusive right to raise the Required Capital in the manner to be described in the Prospectus. Provided, however, notwithstanding anything herein obtained to the contrary, Aurora shall be entitled to employ other broker-dealers selected by it to sell all or any portion of the Required Capital. In that regard, Aurora shall be entitled to reallow a portion of its commission to such participating broker-dealers resulting from any of the Required Capital raised by them. Aurora may terminate the Offering to be described in the Prospectus in the event that, among other things, (a) certain specified actions, usually associated with extremely adverse economic and market conditions, have been taken by the principal national securities exchanges or by governmental authorities, or (b) other events have occurred or are pending or threatened which, in the judgement of Aurora, materially impair the investment quality of an investment in the Issuer.

     2.   Termination.  If the Offering fails to have an Initial Closing
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          resulting in the raising of the minimum of the Required Capital to be described in the Prospectus within 180 days following the effective date of the Prospectus, this Agreement shall terminate with respect to the provisions which relate to the failure to have such Initial Closing. Likewise, if the said offering shall fail to close by the "Extended Subscription Period" (and/or terms of similar import) as described in the Prospectus, this agreement shall terminate with respect to the provisions which relate to the Issuer. As used herein, the terms "Initial Closing", "Subsequent Closings" and "Extended Subscription Period" shall have the meanings fairly ascribed to them in the Prospectus. Notwithstanding anything herein contained to the contrary, in the event that either party hereto violates the terms of this Agreement or the securities laws of the United States any state wherein interests in the Issuer are to be offered for sale, or if either party shall furnish to the other party hereunder information which is untrue or misleading or fails to state the facts which make any such information so supplied misleading, then the other party may terminate this Agreement without any further liability hereunder.

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     3.   The Offering.  The Required Capital shall be raised by Aurora pursuant
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          to an offering involving the public sale of securities (hereinafter referred to as the "Offering"). The Offering shall be conducted in conformity with the securities Act of 1933, as amended (herein referred to as the "1933 Act"). The Offering documents shall be prepared at the direction of BioLynx by parties selected by and who are acceptable to Aurora. The work on the Prospectus with respect to the Offering shall begin upon the effective date of this Agreement.

     4.   Best Efforts.  The Offering will be on a "best effort" only basis,
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          with no guarantees by Aurora that any or all of the Required Capital shall be raised.

     5.   Compensation.  As its compensation in connection with the raising of
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          the Required Capital, Aurora shall be entitled to receive the following:

          (a) A sales commission equal to 10% of the Required Capital raised by Aurora or any broker-dealer selected by Aurora and acting pursuant to the terms of this Agreement for the Issuer. Any sales commissions shall be paid upon any Initial, Subsequent or Final Closing of the Offering.

          (b) Aurora will receive a 3% non refundable and non accountable investment banking fee.

          (c) In addition, Aurora will receive 25,000 shares of common stock in BioLynx.Com, Inc.

          (d) The agreement of BioLynx evidenced by its execution hereof that should BioLynx or any of its affiliates undertake within the first 60 month period following the date hereof, an offering or offerings of securities for the purpose of raising capital from third party investors, then Aurora (or any successor to Aurora) will be tendered a right of first refusal to act as selling agent or dealer manager, as then appropriate, in respect to any such offering or offerings.

          (e) In the event BioLynx (or any successor or successors or subsidiary of BioLynx) shall determine within the first 60 month period following the date hereof to undertake a program or plan to issue common stock or other form of equity security whether or not in furtherance of a contemplated public offering, then BioLynx agrees to tender to Aurora (i) a right of first refusal in general accord with Subparagraph (c) of this Paragraph 5, and
               (ii) the right to purchase for a nominal consideration a generous number, giving effect to the then existing circumstances, of rights or warrants to acquire at a favorable exercise price a recognizable percentage of equity in the entity resulting from any such offering, reorganization or recapitalization.

     6.   Indemnification. Each of the parties hereto shall indemnify and hold
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          the other harmless against any losses, claims, damages or liability, joint or several, to which the indemnified party may become subject under the 1933 Act or otherwise, by the other party by reason of any representation, warranty or covenant contained in this Agreement or resulting from any untrue statements of a material fact or omission thereof with respect to the information concerning the parties to be contained in any Prospectus relating to the Offering made in reliance upon and in conformity with the information furnished to the indemnified party. Insofar as this indemnity agreement relates to any untrue statement or omission made in any such Prospectus, this indemnity agreement shall not inure to the benefit of the indemnified party if (i) the other party shall have furnished to the indemnified party an amendment or supplement to the Prospectus which corrected such untrue statement or omission which is the basis for the loss, liability, claim, damage or expense for which indemnification is sought and (ii) the indemnified party failed to send or give a copy of such corrective amendment or supplement to the person asserting any such loss, liability, claim, damage or expense at such time as the Prospectus as so amended or supplemented, is required under the 1933 Act to be delivered by the indemnified party to such person.

          (a) BioLynx agrees to indemnify and hold harmless Aurora and each person, if any, who controls Aurora within the meaning of the 1933 Act, from and against any and all losses, claims, damages or liabilities, joint or several (including, without limitation, any and all expenses whatsoever reasonably

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               incurred in investigating, preparing, or defending against the same), which arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto, or any application or other document filed in any state or jurisdiction in order to qualify the Offering under the Blue Sky or securities laws thereof ("Blue Sky Application"), if necessary, or to secure an exemption therefrom, or which arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading and (ii) any actions, direct or indirect, in connection with the offering and sale of the securities by BioLynx or any of their respective agents or employee (other than by Aurora its employees or affiliates), employees or affiliates in violation of the 1933 Act, or any other applicable federal or state securities laws or regulations.

               BioLynx agrees to promptly notify Aurora of the commencement of any litigation or proceedings against BioLynx or any of their respective officers, directors, employees, agents or affiliates in connection with the Offering.

          (b) Aurora agrees to indemnify BioLynx and their respective affiliates, and hold each of them harmless against any losses, claims, damages or liabilities to which they or either of them may become subject, under the 1933 Act or the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact made by Aurora or arising out of any violation or alleged violation by Aurora or any of Aurora's representations, warranties, covenants or agreements contained in this Agreement, (ii) any misuse or unauthorized use in any jurisdiction of any supplemental sales literature (whether designed solely for broker-dealer use or otherwise) by Aurora or (iii) any delivery, distribution or furnishing by Aurora, either orally or in writing, of information not contained in or materially inconsistent with, the Prospectus or supplemental sales literature (as they, respectively, may be amended or supplemented).

          (c)  Promptly after receipt by an indemnified party under subparagraph
               (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subparagraph, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraph. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party, of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to jointly participate with any other indemnifying party, similarly notified, in the defense thereof with the indemnified party. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims and actions, provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims, notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. In case such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm which has been selected by a majority of the indemnified parties against which such action as finally brought and, in the event a majority of such indemnified parties are unable to agree on which law firm or which expenses or fees will be reimbursed by the indemnifying party. The payments shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to law firm on account of legal services performed by another law firm. Notwithstanding anything contained herein to the contrary, an indemnified party may, without the prior consent of the indemnifying party, settle or compromise any action brought against such indemnified party.

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          (d)  The provisions of this Paragraph 6 shall remain in full force and effect after the termination of this Agreement.

     7.   Effective Date. The effective date of this Agreement is the last date
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          that a party hereto executes same.

     8.   Further Acts.  Each party hereto recognizes that this Agreement is not
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          complete in every detail with respect to the Offering, and that it may be necessary to amend this Agreement from time to time in order to carry out the intent hereof. However, each party will proceed in good faith to arrive at whatever necessary adjustments are needed in order to carry out the terms of this Agreement. Further, each party agrees to provide in a timely and complete manner all information needed to complete the preparation of the Offering documents and to supplement any such information as needed during the course of the Offering or thereafter. In this connection, the Issuer undertakes and agrees to provide Aurora with all such information and data as it may reasonably require to comply with its statutory and regulatory obligations in connection with the Offering, the application of proceeds, the operations of the Issuer and the like.

     9.   Attorney's fees.  In the event that it should become necessary for any
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          party entitled hereunder to bring suit against any other party to this
          Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other parties hereto.

     10.  Benefit.  All the terms and provisions of this Agreement shall be
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          binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     11.  Notices.  All notices, requests, demands and other communications
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          hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, if to Aurora addressed to Mr. David Hayden at 1800 Bering, Suite 400, Houston, TX 77057, and if to BioLynx, addressed to John D Walker II President and CEO 5617 Grissom Road, San Antonio, Texas 78238. Any party hereto may change its address upon 10 days written notice to any other party hereto.

     12.  Construction. Words of any gender used in this Agreement shall be held
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          and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

     13.  Waiver.  No course of dealing on the part of any party hereto or its
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          agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     14.  Cumulative Rights.  The rights and remedies of any party under this
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          Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     15.  Invalidity. In the event any one or more of the provisions contained
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          in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

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     16.  Headings.  The headings used in this Agreement are for convenience and
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          reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

     17.  Excusable Delay. None of the parties shall be obligated to perform and
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          none shall be deemed to be in default hereunder, if the performance of a non-monetary obligation is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), arrest or other restraint of governmental (civil or military) blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

     18.  Multiple counterparts.  This Agreement may be executed in one or more
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          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19.  Law Governing. This Agreement shall be construed and governed by the
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          laws of the State of Texas, and all obligations hereunder shall be deemed performable in Harris County, Texas.

     20.  Further Acts. The parties hereto shall do all other acts and things
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          that may be reasonably necessary or proper, full or more fully, to evidence, complete or perfect this Agreement, and to carry out the intent of this Agreement.

     21.  Entire Agreement. This instrument contains the entire Agreement of the
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          parties and may not be changed orally, but only by instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     If the foregoing meets your approval, please sign and date the enclosed copies of this letter in the space provided below, and return same to us as soon as possible.

                                   Very truly yours,

                                   AURORA FINANCIAL SERVICES, L.L.C.


                                   By: /s/ David Hayden
                                      -----------------------------------------
                                           David Hayden, President

                                   Date Executed: 10/15/99
                                                 ------------------------------

This Letter Agreement is accepted and
agreed to this 20th day of October, 1999


BioLynx.Com, Inc.


By: /s/ John D. Walker II
   --------------------------------------
   John D Walker II

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